SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported):  April 5, 2004

CHARTER ONE FINANCIAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-15495	34-1567092
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1215 Superior Avenue, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 566-5300

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since report)

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ITEM 5. Other Events and Regulation FD Disclosure

The Corporation's proxy statement for its April 21, 2004 annual meeting of shareholders incorrectly listed Mr. Patrick J. Agnew as a member of the Corporation's Corporate Governance/Nominating Committee. The current members of the Corporate Governance/Nominating Committee are: Ronald F. Poe (Chairman); Mark Shaevsky; John P. Tierney; Barbara J. Mahone; and Melvin J. Rachel.

In addition, the Corporation's proxy statement for its April 21, 2004 annual meeting of shareholders reported total tax fees paid to the Corporation's principal independent auditors of $1,478,000 for 2003 and $1,596,000 for 2002. These fees were primarily for federal, state and local tax compliance, consulting and planning services and tax examination services. Fees for tax filing and compliance totaled $984,000 in 2003 and $816,000 in 2002 of the total tax fees reported by the Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC.
Date: April 5, 2004	By:	/s/ Robert J. Vana Robert J. Vana Senior Vice President, Chief Corporate Counsel and Corporate Secretary